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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2001

Sage, Inc.
(exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16529 (Commission File Number)	77-0501710 (IRS Employer Identification No.)
1601 McCarthy Boulevard, Milpitas, CA (Address of principal executive offices)	95035 (zip code)

Registrant's Telephone Number, including Area Code:  (408) 383-5300

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

    On September 27, 2001, Sage, Inc., a Delaware corporation ("Sage"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between Genesis Microchip Incorporated, a Nova Scotia corporation (the "Genesis") and Sage. Pursuant to the Merger Agreement, following a change in the legal domicile of Genesis to the United States, a subsidiary of Genesis will be merged with and into Sage with Sage continuing as the surviving corporation and as a wholly-owned subsidiary of Genesis (the "Merger"). As a result of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Sage will be automatically converted into the right to receive 0.571 of a validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of Genesis. The consummation of the Merger is subject to the completion of the change in the legal domicile of Genesis to the United States, the approval of the stockholders of Sage and Genesis, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. A copy of the Merger Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

    On September 28, 2001, Sage and Genesis issued a joint press release announcing that Sage and Genesis had entered into the Merger Agreement. The joint press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip Incorporated, a Nova Scotia corporation, and Sage, Inc., a Delaware corporation.
99.1	Joint press release of Sage, Inc. and Genesis Microchip Incorporated, issued on September 28, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sage, Inc. (Registrant)
Dated: September 28, 2001	By:	/s/ C.M. Reddy Name: Chandrashekar M. Reddy Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip Incorporated, a Nova Scotia corporation, and Sage, Inc., a Delaware corporation.
99.1	Joint press release of Sage, Inc. and Genesis Microchip Incorporated, issued on September 28, 2001.

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SIGNATURE
INDEX TO EXHIBITS